Exhibit 99.1

Contact:	Claire M. Gulmi Executive Vice President and Chief Financial Officer (615) 665-1283

AmSurg Corp. Announces Launch of Exchange Offer For

5.625% Senior Notes due 2022

NASHVILLE, Tenn. (January 16, 2015) – AmSurg Corp. (the “Company”) (NASDAQ: AMSG) today announced that it has launched an offer to exchange up to $1.1 billion aggregate principal amount of its 5.625% Senior Notes due 2022, which have been registered under the Securities Act of 1933, as amended (the “Act”) (the “exchange notes”) for any or all of its $1.1 billion aggregate principal amount of 5.625% Senior Notes due 2022, which are not registered under the Act (the “private notes”). The exchange offer will expire at 5:00 p.m. (New York City time) on February 18, 2015, unless extended by the Company. Valid tenders of the private notes must be made, and may be withdrawn at any time, before the exchange offer expires.

The exchange notes are substantially identical to the private notes, except the exchange notes are registered under the Act, and the restrictions on transfer and registration rights, and related additional interest provisions, applicable to the private notes will not apply to the exchange notes. The private notes were originally sold in a private placement to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S, which sale was completed on July 16, 2014 in connection with the Company’s acquisition of Sheridan Healthcare.

Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, may be obtained from our exchange agent, U.S. Bank, National Association, via registered or certified mail at U.S. Bank, National Association, Attention: Specialized Finance, 111 Fillmore Avenue, St. Paul, Minnesota 55107, or via facsimile at (651) 466-7372.

This press release does not constitute an offer to purchase or a solicitation of an offer to sell securities. The exchange offer is being made only pursuant to the prospectus and the related transmittal materials and only to such persons and in such jurisdictions as is permitted under applicable law.

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AMSG Announces Exchange Offer

January 16, 2015

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements that are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “predicts,” or the negative of these words or phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. Certain risks and uncertainties related to the Company’s business are or will be described in greater detail in the Company’s filings with the SEC. The information set forth herein should be read in light of such risks.

About AmSurg Corp.

AmSurg Corp. operates an Ambulatory Services business that acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the U.S. AmSurg also operates a Physician Services business that provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities, primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of September 30, 2014, AmSurg owned and operated 243 ASCs in 34 states and provided physician services in 25 states, employing more than 2,600 physicians and other healthcare professionals.

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